                                                                   EXHIBIT 10.10

                                ZERO CORPORATION
                    JOINT LIFE INSURANCE PLAN AND AGREEMENT


     THIS SECOND AMENDMENT to the JOINT LIFE INSURANCE PLAN AND AGREEMENT dated April 1, 1994, as amended effective as of October 22, 1997 (the "Agreement"), by and between ZERO Corporation, a Delaware corporation (hereinafter ZERO Corporation or a subsidiary thereof is called the "Company", the "Corporation" or "ZERO"), and _______________ ("Employee").

     WHEREAS, pursuant to the Agreement, Employee receives an insurance benefit, the premiums for which are paid primarily by the Company; in part, they are paid by the Employee to the extent of the economic benefit to the Employee as established by the Internal Revenue Service; and

     WHEREAS, the Company and Employee now wish to modify certain terms and conditions of the Agreement and to set forth certain other agreements and understandings, as more specifically provided hereinafter.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.  Amendments to Article SECOND.  Article SECOND entitled "Policy
         ----------------------------
Ownership Subject to Collateral Assignment" is hereby amended by the addition of the following sentence at the end of Article SECOND:

     "For purposes of ownership of the Policy, the term 'Employee' shall include an irrevocable life insurance trust as may be designated by the Employee."

      2.  No Further Modifications.  Except as expressly amended and modified
          ------------------------
hereby, the terms of the Agreement remain in full force and effect.

      3.  Definitions.  Unless otherwise defined herein, capitalized terms shall
          -----------
have the meanings assigned in the Agreement.

      4.  Governing Law.  This Second Amendment shall be subject to and
          -------------
construed according to the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the above described Agreement effective January 19, 1998.


                              ZERO CORPORATION
                              a Delaware corporation



                              By:
                                  -----------------------------
                                  Wilford D. Godbold, Jr.
                                  President and Chief
                                  Executive Officer

                              EMPLOYEE


                              ------------------------------
                                        [Name]

                               ZERO CORPORATION
                    JOINT LIFE INSURANCE PLAN AND AGREEMENT

     THIS FIRST AMENDMENT to the JOINT LIFE INSURANCE PLAN AND AGREEMENT dated April 1, 1994 (the "Agreement"), by and between ZERO Corporation, a Delaware corporation (hereinafter ZERO Corporation or a subsidiary thereof is called the "Company", the "Corporation" or "ZERO"), and ______________ ("Employee").

     WHEREAS, pursuant to the Agreement, Employee receives an insurance benefit, the premiums for which are paid primarily by the Company; in part, they are paid by the Employee to the extent of the economic benefit to the Employee as established by the Internal Revenue Service; and

     WHEREAS, the Company and Employee now wish to modify certain terms and conditions of the Agreement and to set forth certain other agreements and understandings, as more specifically provided hereinafter.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.   Amendments to Article FIRST.  Article FIRST entitled "Policy(ies)
          ---------------------------
subject to Agreement" is hereby amended by the addition of the following sentence at the end of Article FIRST:

     "In addition, the Corporation's interest in any such Policy will be transferred to any grantor or "rabbi" trust ("Rabbi Trust") established pursuant to Article FOURTH, paragraph F(b); provided that the transfer of such interest shall be effected by the cancellation by both the Employee and the Corporation of the Corporation's interest and the creation by the Employee of a superceding interest in the Policy by execution of a Collateral Assignment vesting in the Rabbi Trust."

     2.   Amendments to Article FOURTH.  Article FOURTH entitled "Payment of
          ----------------------------
Premiums" is hereby amended as follows:

     (a) The current paragraph appearing at the end of subparagraph E (beginning "In the event that either...") is hereby changed to be subparagraph "F", section (a) shall be deleted in its entirety, and "(b)" shall be deleted; and thereafter subparagraph F shall be amended to read in its entirety:

     "Deposit in a Rabbi Trust funds in an amount sufficient to pay 1) Net Premium Advances and 2) the cash bonus calculated in accordance with Article FOURTH subparagraph C above to the Employee's attainment of age 65 or the date referred to in Article SIXTH, subparagraph A(ii) hereof."

     (b)  The following sentence is added at the end of subparagraph F thereof:

     "Upon the establishment of a Rabbi Trust, the Company shall require that the Trustee cooperate with Employee or beneficiary as required in the exercise by such Employee or beneficiary of all rights provided in the terms and conditions of this Agreement and the Policy(ies), and shall direct the Trustee to perform all duties and responsibilities as Collateral Assignee under the Policies and to perform such duties and responsibilities respecting administration of this Plan and the Policy(ies) as may be required in the administration of the Trust, including but not limited to the following:

          (i) Receipt of Trustee copy of all statements and annual reporting requirements directly from the Consultant, and assure that copies have been or are delivered to Participants and to the Company, as well as provide assistance to Participants and/or Beneficiary with respect to questions on such statements and annual reports.

          (ii) Assist Participant in the exercise of rights and options as may be lawful and permitted by the Plans, including but not limited to obtaining approvals and signatures as required on a timely basis.

          (iii) Assure that the Trustee receives net premium advances in accordance with the provisions of the Plan and that the Participant and/or Beneficiary receives its unfettered right to benefits under the Policies.

          (iv) Obtain the release from the Company or the Trustee on its behalf of its interest in any Policy on which the Trustee has or will receive reimbursement of net premium advances.

          (v) Cooperate with the Participants and Consultant in regard to paperwork and documentation regarding the premiums required to be paid to the issuer on the Policies and the annual bonuses to be paid to the Participants.

          (vi) Notify Consultant of its obligation to issue notices to Participants and Trustee as required by the

     Policies on the anniversary date which is one year prior to termination of each Policy as provided on the Payment Schedule.

          (vii) On the date of termination of the Agreement, if net premium advances have not been repaid, initiate steps to borrow or withdraw cash value from the Policies for repayment of such net premium advances, and provide a release of the Trust's assignment.

          (viii) To assure that a lapse in coverage does not occur, confirm that all net premium advances are paid to the insurer on each Policy.

          (ix) Upon the death of a Participant, Trustee shall obtain a certificate of death and notify Mullin Consulting, Inc., or its successor ("Consultant") of such death, and assist and cooperate with Consultant and the insurer in the preparation and filing of any death claim with an insurer. The Company and Beneficiaries shall also cooperate with the Trustee in processing any death claims. Any insurance proceeds due under the terms of this Agreement as the result of such death claim shall be issued directly by the insurer to (i) the Trustee in the amount required to reimburse the Trust for all net premium advances for the deceased Participant by the Company and/or the Trustee, and (ii) to the Beneficiary."

     3.  Amendment to Article FIFTH.  The Collateral Assignment referred to in
         --------------------------
Article FIFTH and attached as Schedule B is hereby replaced by the Collateral Assignment attached hereto as Schedule B.

     4.  Amendment to Article SEVENTH.  Article SEVENTH entitled "Obligations on
         ----------------------------
Termination" is hereby amended to add the following language at the end of current subparagraph B:

     "In the event death occurs after Employee's termination from employment with the Company but prior to the termination of the Agreement, such base pay shall be the Employee's annual rate of pay on the April 1 preceding termination of employment."

     5.   Amendment to Schedule "B".  The following sentence is added as the
          -------------------------
sixth paragraph thereof:

     "Assignee's interest hereunder may be assigned to one or more Rabbi Trusts, as described in the Agreement."

     6.  No Further Modifications.  Except as expressly amended and modified
         ------------------------
hereby, the terms of the Agreement remain in full force and effect.

     7.  Definitions.  Unless otherwise defined herein, capitalized terms shall
         -----------
have the meanings assigned in the Agreement.

     8.  Governing Law.  This Second Amendment shall be subject to and construed
         -------------
according to the laws of the State of California.


          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the above described Agreement effective October 22, 1997.


                              ZERO CORPORATION
                              a Delaware corporation



                              By:
                                  -----------------------------
                                  Wilford D. Godbold, Jr.
                                  President and Chief
                                  Executive Officer

                              EMPLOYEE


                              ------------------------------
                                       [Name]

                               ZERO CORPORATION
                             JOINT LIFE INSURANCE
                              PLAN AND AGREEMENT


     THIS AGREEMENT dated as of the 1st day of April, 1994 (the "Agreement"), is
entered into by and between                                 (hereinafter called
"Employee") and ZERO Corporation, a Delaware corporation, having its principal office at 444 South Flower Street, Suite 2100, Los Angeles, California 90071-2922 (hereinafter ZERO Corporation or a subsidiary thereof is called the "Corporation").


                                    RECITALS


A. Employee is employed by the Corporation and renders valuable services for the benefit of the Corporation;

B. Corporation desires to provide a benefit to the Employee in order to retain the services of said Employee;

C. Corporation is willing to join with Employee for the mutual benefit of the Corporation and Employee in an investment in a life insurance policy on said Employee's life;

D.   Corporation will advance premium payments on the life insurance policy; and

E.   Employee will be the owner of the policy on Employee's life,

     will be entitled to the benefit thereunder and will assign the policy as collateral security for the repayment of amounts advanced by the Corporation that may be due and payable to Corporation from time to time in accordance with this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

FIRST:    Policy(ies) subject to Agreement
          --------------------------------

     Employee owns or has applied to the Insurer named in Schedule A attached hereto for a certain policy of life insurance on Employee's life in an initial face amount set forth on Schedule A attached hereto and made a part hereof.
Both Employee and Corporation will do everything reasonable to cause such Policy to be issued and kept in force. Policies of life insurance or amounts thereof may be added to or deleted from this Agreement upon agreement of Employee, Corporation and Insurer by appropriate notation thereof on Schedule A together with the respective signatures of Employee and the Corporation for each such change, addition or deletion. "Policy" as used hereinafter shall refer to any and all policies of life insurance on Employee's life described from time to time on Schedule A, or which shall otherwise become subject to this Agreement.

SECOND:   Policy Ownership Subject to Collateral Assignment
          -------------------------------------------------

     Employee shall remain the sole owner of the Policy subject to the "Collateral Assignment" of same to be executed by Employee, as defined in Article FIFTH, as security for the repayment of any amounts advanced by the Corporation that may be or become due and payable to Corporation from time to time as provided hereinafter. Subject to the terms of this Agreement and the related Collateral Assignment, Employee may designate or change the beneficiary of the Policy at any time without restriction by using the form attached hereto as Schedule C. The Corporation agrees to immediately notify the Insurer upon receipt by the Corporation of such designation or change by the Employee.

THIRD:    Owner's Other Rights in Policy(ies)
          -----------------------------------

     Subject to the provisions of Article FOURTH, Paragraph D, Employee may exercise rights of ownership under the terms of the Policy, including the right to change the beneficiary of the Policy, except that the Employee agrees not to take any dividends in cash or to borrow against the cash value of the Policy, without the written consent of the Corporation, as long as the Collateral Assignment in favor of the Corporation shall remain outstanding.
Notwithstanding anything in this Agreement to the contrary, in no event will the Employee take any action which would cause the cash value of the Policy to be less than the amount of the Corporation's premium advances less any Employee Premium Contributions made pursuant to Article FOURTH, Paragraph A(1), less any amounts received by the Corporation under the Policy ("Net Premium Advances").

FOURTH:   Payment of Premiums
          -------------------

     A.  The premiums on the Policy shall be paid as follows:

     (1) The Employee shall pay a portion of the premium ("Employee Premium Contribution") equal to the lesser of:

(i) The rate established by the Internal Revenue Service for the cost of life insurance protection (P.S. 58 rate) from time to time; or

(ii) The rate, if any, established by the Insurer for individual one (1) year term life insurance available for all standard risks for that amount of coverage at Employee's then attained age.

For administrative convenience, the Employee shall remit to the Corporation or have withheld from amounts due to such Employee by the Corporation the amount of the Employee Premium Contributions within thirty (30) days of receipt of written notice that such amount is due. The Corporation shall be responsible for making the premium payments to the Insurer.

     (2) The Corporation shall pay the balance of the premium payments and have the option to make such additional premium payments from time to time, in excess of the minimum premium necessary to keep the Policy in force, as the Corporation finds financially desirable with respect to funding the Policy over time.

     B. Both Employee and Corporation contemplate that every effort will be made to ensure that sufficient premiums will be paid hereunder to qualify the Policy for favorable income tax treatment to both the Corporation and the Employee under Section 7702 of the Internal Revenue Code of 1986, or as such may be amended from time to time. Borrowings against the Policy are not permitted without the written approval of both the Corporation and the Employee as long as the Corporation shall not have recovered all of its Net Premium Advances.

     C. The Corporation agrees to pay a cash bonus to the Employee in an amount equal to any Employee Premium Contributions. In addition, to the extent that the Employee has compensation from such bonus, the Corporation agrees to pay to the Employee annually a cash bonus sufficient to pay applicable state and federal income taxes. Assuming a $1,000 Employee Premium Contribution under Paragraph A(1) above and a combined state and federal tax rate of 42.4% (36% + [64% x 10%]), the total cash bonus to the Employee would be $1,531 calculated as follows:

          $1,000 - (100% - 42.4%)        $1,736

     D. If consolidated income from continuing operations of the Corporation before provision for income taxes in any year that this Agreement is in effect is less than $10 million, the Board of Directors of the Corporation may suspend the Net Premium Advances for a maximum of two (2) years if it is, in the sole judgment of the Board of Directors, considered essential to maintain the financial well being of the Corporation. The effect of any such suspension of premiums shall be made up over the remaining term of the Policy. However, notwithstanding the foregoing, the Corporation will make the premium payments necessary to qualify the Policy as life insurance under the appropriate provisions of the Internal Revenue Code.

     E.  The Corporation and Employee recognize that a substantial portion of the benefits will accrue in the later years of the term of the Policy because it is in the Corporation's interest to fund the Policy premiums in annual increments. The Corporation and

Employee also recognize that in the event of a "Change of Control" during the term of the Policy, it would be in the interest of both parties to take actions to protect the Employee's benefits under the Policy. For purposes of this Agreement "Change of Control" means, after the effective date of this Agreement:

(i) There shall be consummated (A) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all, or more than 50 percent, of the assets of the Corporation; or

(ii) The stockholders of the Corporation approve a plan or proposal for the liquidation or dissolution of the Corporation; or

(iii) Any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act") other than a person owned by or directly or indirectly managed by the Corporation, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of 25 percent or more of the Corporation's outstanding common stock.

In the event that either the Named Fiduciary (as defined below) or the Board of Directors determines that a Change of Control appears likely, the Corporation will take one of the following actions (or another similar action if the Corporation and Employee mutually agree in writing) which will be deemed effective automatically and concurrently with the "Change of Control":

(a) Obtain an irrevocable letter of credit, conditioned only on the passage of time, to fund l) Net Premium Advances and 2) the cash bonus calculated in accordance with Article FOURTH, Paragraph D, above to the Employee's attainment of age 65 ("Normal Retirement Date"), or

(b) Deposit in a Rabbi Trust funds in an amount sufficient to pay 1) Net Premium Advances and 2) the cash bonus calculated in accordance with Article FOURTH, Paragraph D, above to the Employee's attainment of age 65 (Normal Retirement Date).

FIFTH:    Execution of Collateral Assignment
          ----------------------------------

     In consideration for the covenants made by the Corporation, Employee agrees to execute and deliver to the Corporation a Collateral Assignment in favor of the Corporation in the form set forth in Schedule B attached hereto.

SIXTH:    Termination of Agreement
          ------------------------

     Subject to the provisions in Article SEVENTH below, this Agreement shall terminate upon the happening of any of the following events:

     A. (i) The anniversary date of the policy of life insurance provided under this Agreement (April 1) after the termination of Employee's employment with the Corporation for any reason, except termination by the Corporation in anticipation of a "Change of Control" or termination for any reason following a "Change of Control", or (ii) on April 1, 2005 if termination by the Corporation in anticipation of a "Change of Control" or termination for any reason following a "Change of Control". Provided, however, in no event shall the termination
                        -----------------
date of this Agreement be less than ninety (90) days following the termination date of Employee's employment."

     B. Assignment, other than the Collateral Assignment which secures the repayment of the Corporation's Net Premium Advances, of the Policy by the Employee.

     C.  By mutual consent of the Employee and the Corporation.

     D.  Death of the Employee.

SEVENTH:  Obligations on Termination
          --------------------------

     A. In the event that this Agreement is terminated under Article SIXTH above, Employee or Insurance Company shall satisfy the Corporation's collateral interest in the Policy by paying to the Corporation an amount equal to the Net Premium Advances; provided, however, that the amount paid to the Corporation shall not exceed the cash value of the Policy if terminated during life or the death benefit in the event the Agreement terminates for reason of death. The payment terms under which the Corporation may be reimbursed for its said collateral interest hereunder by Employee are as follows:

     (1)  In the event of termination for a reason other than death of Employee,

(i) Employee may, with Corporation's written consent, borrow an amount equal to the Net Premium Advances from the cash surrender value of the Policy. The Corporation agrees that it will cooperate with the Employee to borrow the funds. Such borrowing shall be by a check payable to the Corporation.

                                       OR

(ii) Employee may make a lump sum payment to the Corporation of the entire sum of the Net Premium Advances within ninety (90) days after the termination of this Agreement. Such payment shall be by a cashiers check.

Upon receipt of the repayment of the Net Premium Advances, the Corporation shall immediately release the Collateral Assignment of the Policy by the execution and delivery of an appropriate instrument of release to the Insurer and such Collateral Assignment thereafter shall be deemed null and void.

     (2) In the event that this Agreement is terminated by reason of the death of the Employee, the Corporation shall be paid death benefits equal to the greater of (i) the Net Premium Advances or (ii) the total death benefit provided under the Policy issued in 1994 less an amount equal to three (3) times Employee's base pay. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Employee, in the manner and in the amount or amounts provided in the beneficiary designation of the Policy. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof. Within ten (10) days of Corporation's notice of Employee's death, Corporation shall file with the Insurer the Affidavit required under the Collateral Assignment by and between Corporation and Employee, stating the Net Premium Advances due to the Corporation under this Agreement and stating that upon receipt of the repayment of the Net Premium Advances, the Corporation shall release the Collateral Assignment of the Policy, by execution and delivery of an appropriate instrument of release to the Insurer.

     B. The Corporation may pursue all available legal remedies to enforce collection of the Net Premium Advances under this Agreement if Employee shall be in default and shall be entitled to, among other things, award of reasonable attorneys' fees.

EIGHTH:   Designation of "Named Fiduciary"
          --------------------------------

     The Board of Directors of the Corporation shall designate a Named Fiduciary, who shall be responsible for the management, control and administration of the split dollar life insurance plan established under this Joint Life Insurance Plan and Agreement (the "Plan"). Such Named Fiduciary may allocate aspects of the management and operational responsibilities of this Plan, including the employment of professional advisors and the delegation of ministerial duties to qualified individuals from time to time. Unless otherwise provided the Secretary of the Corporation shall serve as the Named Fiduciary of the Plan.

NINTH:    Claims Procedure
          ----------------

     The following claims procedures shall be used for the Plan:

     A.   The Named Fiduciary shall notify the Employee and, where

appropriate, the beneficiaries of the Policy, of their right to claim benefits under the claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

     B.   The Named Fiduciary shall establish procedures for action

on claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than sixty (60) days after the date of the claim. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such sixty (60) day period. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant 1) the specific reason or reasons for the denial, 2) specific reference to any provisions of this Plan on which denial is based, 3) description of any additional material or information necessary for the claimant to perfect his or her claim with an explanation of why such material or information is necessary, and 4) an explanation of the procedure for further reviewing the denial of the claim under the Plan.

     C.   The Named Fiduciary shall review all claim denials.  The

review given after denial of any claim shall be a full and fair review, with the claimant or his or her duly authorized representative having one hundred eighty
(180) days after receipt of denial of his or her claim to request such review, having the right to review all pertinent documents and the right to submit issues and comments in writing.

     D.   The Named Fiduciary shall issue a decision not later than

sixty (60) days after receipt of a request for review from a claimant unless special circumstances such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Plan on which the decision is based.

A claimant shall have the right to request a review of a final decision of the Named Fiduciary by arbitration pursuant to the then rules of the American Arbitration Association. Such request must be made by the claimant within twenty (20) days of receipt of the final decision of the Named Fiduciary. If arbitration is not requested, however, all actions of the Named Fiduciary shall be conclusive on all persons interested in the Plan except to the extent otherwise specifically indicated herein.

TENTH:    Execution of Necessary Documents
          --------------------------------

     The parties hereto agree to execute any documents which may be appropriately necessary to carry out the purpose and the intent of this Agreement.

ELEVENTH: Amendment
          ---------

     This Agreement may not be amended or modified orally and may only be amended or modified by a written instrument signed by the parties hereto.

TWELFTH:  Private Agreement
          -----------------

     The parties hereto agree that this is a private agreement to which the Insurer is not a party and for which it can assume no responsibility and the Insurer is not to be deemed a third party beneficiary hereunder and, therefore, a copy need not be filed with the Insurer. Nothing in this Agreement nor in any modifications, amendments or supplements hereto shall in any way be construed to enlarge, charge, vary or in any way affect the obligations of the Insurer as expressly provided by the Policy of insurance issued by it.

THIRTEENTH:    Binding
               -------

     This Agreement shall be binding upon the parties hereto and their successors, assigns, executors or administrators and beneficiaries.

FOURTEENTH:    Notices
               -------

     All notices required by this Agreement must be in writing and delivered personally or sent by certified or registered mail to the then current or last known address of each party hereto.

FIFTEENTH:     Applicable Law
               --------------

     This Agreement shall be subject to and construed according to the laws of the State of California.

SIXTEENTH:     Policy
               ------

     Whenever the Policy is referred to in this Agreement, the terms of the Policy shall supersede the summary description herein.



     Executed in Los Angeles, California, as of the date first above written.

                                    EMPLOYEE



                                    ---------------------------


                                    ZERO Corporation, a Delaware
                                    corporation


                                    By: _______________________
                                        Title:

                                 SCHEDULE "A"


                               ZERO CORPORATION


                    Joint Life Insurance Plan and Agreement
                         Summary of Insurance Policies



     Issued by:


     Face Amount:


     Policy Number:

     Type of Contract:


     Initially Determined Premium:

     Insured:


     Beneficiary:



     Date of Policy:

                                 SCHEDULE "B"


                               ZERO CORPORATION

                    Joint Life Insurance Plan and Agreement


                             COLLATERAL ASSIGNMENT


          THIS ASSIGNMENT is made and entered into effective the 1st day of April, 1994, by the undersigned as owner (the "Owner") of the certain Life
Insurance Policy No.                issued by Pacific Mutual Life Insurance
Company ("Insurer") and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the "Policy"), to ZERO CORPORATION (the "Assignee"), a Delaware Corporation with principal offices at 444 South Flower Street, Suite 2100, Los Angeles, California, 90071-2922.

          NOW, THEREFORE, for value received, the undersigned Owner hereby assigns, transfers and sets over to the Assignee, its successors and assigns, the specific rights in the Policy as stated in the ZERO CORPORATION Joint Life Insurance Plan and Agreement by and between Assignee and Owner dated April 1, 1994 (the "Agreement").

          Insurer accepts no responsibility for the determination of the respective interests or rights of the Owner and Assignee between or among themselves or their successor or successors. The respective interests or rights of the Owner and Assignee shall be as their interest may appear under the Agreement, Insurer not being a party to said Agreement, or the administration thereof, and shall not be responsible for such interpretation.

          Insurer is not a party to any other document or assignment unless it has specifically agreed in writing, signed by an officer of the Insurer at its Home Office, to be bound by such document or assignment.

          Insurer shall have the right to rely upon the sole instructions and representations of Assignee (as given to Insurer by AFFIDAVIT signed by Assignee alone) to exercise each and every right under the Policy except that Assignee
(a) may not borrow against the cash value of the Policy or (b) change the beneficiary(ies) without the written consent of the Owner of the Policy. No signature of Owner shall be required except as noted above. Owner and Assignee specifically indemnify Insurer for all actions undertaken by Insurer pursuant to said AFFIDAVIT. Any such AFFIDAVIT shall be in the form of Appendix A hereto.

          IN WITNESS WHEREOF, the undersigned Owner has executed this Assignment as of the date and year first above written. The undersigned Assignee by the acceptance of this Assignment agrees to the conditions and provisions set forth herein.



       Witness                                        Owner

---------------------                          -----------------------


       Witness                                 ZERO CORPORATION


                                               By:
---------------------                             -----------------------
                                                  Title:
                                                  (Seal of Corporation)



          The Insurer has retained the original Collateral Assignment dated as of April 1, 1994, and is returning a copy of this document. The Insurer assumes no responsibility for the validity of this document.

                                               ------------------------------


                                               By:
                                                   --------------------------

                         APPENDIX "A" TO SCHEDULE "B"


                               ZERO CORPORATION

                   Joint Life Insurance Plan and Agreement

                         AFFIDAVIT OF ZERO CORPORATION



1.   I am _________________, _________________ of ZERO Corporation.

2. This AFFIDAVIT is made this ___ day _________, 199__, by ZERO Corporation ("Assignee") as Assignee of that certain Life Insurance Policy No. ____________ issued by ________________ Insurance Company ("Insurer") and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the "Policy") upon the life of __________ _____________ ("Insured") pursuant to a Collateral Assignment from
     _______________("Owner"). Assignee hereby certifies that the following instructions are in accordance with respective interests or rights of the Owner and Assignee as they appear under that certain ZERO Corporation Joint Life Insurance Plan and Agreement dated as of April ___, 1994.

3. The undersigned Assignee hereby instructs Insurer to take the following action with respect to the Policy:



                                         ZERO CORPORATION


                                    By: __________________________
                                         Title:



     Subscribed and sworn (affirmed) before me this ____ day of    ________,
     19___.



                                                  ------------------------------
                                                  Notary Public in and for State
                                                  of California and County of
                                                  Los Angeles

                         APPENDIX "B" TO SCHEDULE "B"


                               ZERO CORPORATION

                    Joint Life Insurance Plan and Agreement

                    AFFIDAVIT OF ZERO CORPORATION AND OWNER



1. This AFFIDAVIT is made jointly this ____ day _________, 199__ by ZERO Corporation ("Assignee") as Assignee of that certain Life Insurance Policy No. ________ issued by _______________ Life Insurance Company ("Insurer") and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the "Policy"), upon the life of ______________ ("Insured") pursuant to a Collateral Assignment from
     ________________ ("Owner") and by the Owner. Assignee hereby certifies that the following instructions are in accordance with respective interests or rights of the Owner and Assignee as they appear under the ZERO Corporation Joint Life Insurance Plan and Agreement.

2. The undersigned Assignee and Owner hereby instruct Insurer to take the following action with respect to the Policy:



     Owner                          ZERO CORPORATION (Assignee)


________________________            By: _________________________
                    Title:



     Subscribed and sworn (affirmed) before me this ____ day of ___________, 199___.




                                                  ------------------------------
                                                  Notary Public in and for the
                                                  State of California and County
                                                  of Los Angeles

                                 SCHEDULE "C"

                               ZERO CORPORATION
                    Joint Life Insurance Plan and Agreement

                          CHANGE OF BENEFICIARY FORM

Address of Insurer

          Revoking hereby any previous designation which may be inconsistent herewith, I direct that the insurance proceeds, payable under that certain Life Insurance Policy No. _____________ issued by the _______________ Life Insurance Company, in the event of my death, be paid as follows:

Name and Relationship of Beneficiary ___________________________________________
________________________________________________________________________________
________________________________________________________________________________

Age  ____  Address if Not Related by blood or marriage:
________________________________________________________________________________
________________________________________________________________________________

     The right to change the beneficiary(ies) without the consent of said beneficiary(ies) is reserved:

                                 Owner:
                                 --------------------------------
                                 (Signature of Insured)

                                 --------------------------------
                                 (Name of Insured - Printed)

                                 --------------------------------
                                 (Social Security Number)

                                 ----------------------------
                                 (Policy Number)

                                 ----------------------------
                                 (Date)
Assignee:

ZERO CORPORATION


By:  ___________________________
     Title:

                                            ---------------------------------
                                            Notary Public in and for State of
                                            California and County of Los Angeles